As filed with the Securities and Exchange Commission on May 4, 2020

Registration No. 033-40282
Registration No. 333-156530

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0635229 (I.R.S. Employer Identification Number)
110 Cannon Street London England (Address of Principal Executive Offices)	EC4N6EU (Zip Code)

ENSCO SAVINGS PLAN
(f/k/a ENERGY SERVICE COMPANY, INC. PROFIT SHARING PLAN)
ENSCO MULTINATIONAL SAVINGS PLAN
(Full title of the plans)

Michael McGuinty
Senior Vice President, General Counsel and Secretary
Valaris plc
110 Cannon Street
London, England EC4N6EU
44 (0) 20 7659 4660
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Tull Florey
Gibson, Dunn and Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Telephone : 346-718-6767

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non -accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 is being filed to remove from registration any and all securities, including the Class A ordinary shares, US $0.40 par value per share of Valaris plc (the “Registrant”), that were registered for issuance under the Registrant’s ENSCO Savings Plan but remain unissued or unsold under Registration Statement No. 333-40282, originally filed by the Registrant on May 1, 1991 as well as any and all securities that were registered for issuance under the Registrant’s Multinational Savings Plan but remain unissued or unsold under Registration Statement No. 333-156530, originally filed by the Registrant on December 31, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, United Kingdom on the 4th day of May, 2020.

VALARIS PLC

By:	/s/ Michael McGuinty Name : Michael McGuinty Title : Senior Vice President, General Counsel and Secretary

Note: No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

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